UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2017

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Refining and Enhancing the Joint Application Loan Program

LendingClub Corporation (the “Company”) is committed to continually improving the experiences for both borrowers and investors. To that end, the Company is excited to announce that, effective March 9, 2017, the joint application program is being refined to implement a more integrated evaluation of both borrower applicants' credit profiles. Borrowers under the joint application program can continue to utilize a higher joint income in the application, while investors benefit from having two borrowers that are jointly responsible for the obligations under the loan.

Minimum Credit Criteria

To be approved for an individual standard program loan on the platform, the borrower applicant must continue to satisfy the following minimum credit criteria for standard program loans:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•	debt-to-income ratio (excluding mortgage and the requested program loan amount) of below 35%;

•	debt-to-income ratio (including mortgage and the requested standard program loan amount) within an acceptable limit; and

•	credit report (as reported by a consumer reporting agency) reflecting:

◦	at least two revolving accounts;

◦	5 or fewer inquiries in the last 6 months (excluding mortgages and auto loans); and

◦	a minimum credit history of 36 months.

In the case of joint application loans, the primary borrower applicant must satisfy the above credit criteria (except that the debt-to-income ratio for joint application loans is calculated using the combined debt-to-income ratio of the primary and secondary borrower without duplication of combined debt). Additionally, effective March 9, 2017, the Company has refined its joint application program to implement a more integrated evaluation of both borrower applicants' credit profiles. As part of this change, the secondary borrower must now also satisfy additional credit criteria, including a minimum FICO score of 540 and 6 or fewer inquiries in the last 6 months (excluding mortgages and auto loans). Each borrower applicant is held jointly and severally liable for the obligations under the loan.

The above debt-to-income ratios above are calculated based on (a) the borrower applicant’s debt as reported by a consumer reporting agency, subject to the exclusions or inclusions described above, and (b) the income reported by the borrower applicant, which is not verified unless we display an icon in the loan listing indicating otherwise. As noted above, joint application loan debt-to-income ratios are calculated using the combined debt-to-income ratio of the primary and secondary borrower applicant, without duplication of combined debt. The debt-to-income ratio requirement and calculation for individual borrower applicants remains the same.

Additional information regarding this refined joint application program can be read on the Company's blog at blog.lendingclub.com. The contents of this blog are not incorporated into this filing.

Standard program loan grading is determined using an internally developed credit model and proprietary algorithm that was developed in conjunction with WebBank, member FDIC. WebBank is the primary issuing bank for standard program loans. The credit criteria described above may not be changed without the consent of WebBank.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: March 9, 2017	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)